EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

GLOBALTECH CORPORATION,

A NEVADA CORPORATION,

123 INVESTMENTS LIMITED,

A PRIVATE LIMITED COMPANY REGISTERED UNDER THE LAWS OF ENGLAND AND WALES,

AND

THE SHAREHOLDERS OF

123 INVESTMENTS LIMITED

DATED NOVEMBER 24, 2025

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF 123 INVESTMENTS AND THE 123 INVESTMENTS SHAREHOLDERS		1
1.1.	Organization.	2
1.2.	Capitalization.	3
1.3.	Subsidiaries and Predecessor Corporations.	3
1.4.	Other Information.	4
1.5.	Options, Warrants, Convertible Securities.	4
1.6.	Absence of Certain Changes or Events.	4
1.7.	123 Investments and Related Matters.	6
1.8.	Litigation and Proceedings.	6
1.9.	Contracts.	6
1.10.	Material Contract Defaults.	7
1.11.	No Conflict With Other Instruments.	7
1.12.	Governmental Authorizations.	7
1.13.	Approval of Agreement.	7
1.14.	Material Transactions or Affiliations.	8
1.15.	The 123 Investments Schedules.	8
1.16.	Valid Obligation.	9
1.17.	Acquisition of the Company Securities.	9
1.18.	Exemption from Registration.	9
1.19.	Representations, Acknowledgments and Warranties of the 123 Investments Shareholders.	9
1.20.	Real Property.	13
1.21.	Advertising.	13
1.22.	Intellectual Property.	13
1.23.	Compliance With Laws; Permits and Rule 506 Confirmations.	16
1.24.	Environmental Matters.	17
1.25.	Compliance with Specific Laws.	18
1.26.	Insider Trading.	20
1.27.	Insurance Coverage.	20
1.28.	Customer, Supplier and Employee Relations.	20
1.29.	Product and Service Matters.	21
1.30.	Closing Date Releases.	21
1.31.	Solvency.	22
1.32.	Financial Statements.	22
1.33.	No Undisclosed Related Party Liabilities.	22
1.34.	Acknowledgments.	23
1.35.	Data Room; Information Supplied.	23
1.36.	No Other Representations or Warranties.	23
1.37.	No Untrue Representation or Warranty.	23

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ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY		23
2.1.	Organization.	23
2.1.	Trading Status.	24
2.2.	Capitalization.	24
2.3.	No Conflict or Violation; Default; Confirmations.	24
2.4.	Litigation and Proceedings.	25
2.5.	Approval of Agreement.	25
2.6.	Valid Obligation.	25
2.7.	No Other Representations or Warranties	25
2.8	No Untrue Representation or Warranty.	25
ARTICLE III. PLAN OF EXCHANGE		26
3.1.	The Exchange.	26
3.2.	Closing.	27
3.3.	Holdback.	28
3.4.	Potential For Earnout Consideration.	28
3.5.	Tradability of Company Securities.	30
3.6.	Termination.	31
3.7.	Effect of Termination.	32
ARTICLE IV. SPECIAL COVENANTS		32
4.1.	Access to Properties and Records.	32
4.2.	Delivery of Books and Records and Bank Accounts.	33
4.3.	Third Party Consents and Certificates.	33
4.4.	Actions Prior to Closing.	33
4.5.	Post-Closing Conditions; Requirements.	34
ARTICLE V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		37
5.1.	Ownership of 123 Investments.	37
5.2.	Accuracy of Representations and Performance of Covenants.	37
5.3.	Officer’s Certificate.	38
5.4.	No Material Adverse Change.	38
5.5.	Approval by 123 Investments.	38
5.6.	No Governmental Prohibition.	38
5.7.	Consents.	38
5.8.	Due Diligence.	38
5.9.	Other Closing Conditions.	39
ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF 123 INVESTMENTS AND THE 123 INVESTMENTS SHAREHOLDERS		39
6.1.	Accuracy of Representations and Performance of Covenants.	39
6.2.	Officer’s Certificate.	39
6.3.	No Material Adverse Change.	39
6.4.	No Governmental Prohibition.	39
6.5.	Consents.	40
6.6.	Certificate of Designations.	40
6.7.	Other Closing Conditions.	40

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ARTICLE VII. LIMITATION OF LIABILITY AND INDEMNIFICATION			40
	7.1.	Limitation of Liability.	40
	7.2.	Indemnification by the 123 Investments Shareholders.	40
	7.3	Indemnification by the Company.	41
	7.4	Survival of Representations, Warranties and Covenants.	41
	7.5	Notice and Opportunity to Defend.	42
	7.6	Remedies Exclusive.	42
	7.7	Emergency Relief.	42
	7.8	Right to Set Off.	42
	7.9	Materiality Scrape.	43
	7.10	No Consequential Damages.	43
8	CONFIDENTIALITY		43
	8.1	Confidentiality.	43
	8.2	Enforceability.	44
9	DEFINITIONS		44
	9.1	Certain Definitions.	44
	9.2	Other Definitional Provisions.	52
10	MISCELLANEOUS		53
	10.1	Broker/Finder’s Fee.	53
	10.2	Equitable Adjustments.	53
	10.3	Governing Law, Arbitration and Jurisdiction.	53
	10.4	Notices.	54
	10.5	Attorneys’ Fees.	55
	10.6	Confidentiality.	55
	10.7	Publicity.	56
	10.8	Schedules and Exhibits.	56
	10.9	Schedules; Knowledge.	56
	10.10	Third Party Beneficiaries.	56
	10.11	Entire Agreement.	56
	10.12	Survival; Termination.	56
	10.13	Counterparts.	56
	10.14	Amendment or Waiver.	57
	10.15	Best Efforts.	57
	10.16	Remedies.	57
	10.17	Severability.	57
	10.18	Independent Nature of Obligations and Rights.	57
	10.19	No Presumption from Drafting.	58
	10.20	Review and Construction of Documents.	58
	10.21	Headings; Gender.	58
	10.22	Transaction Expenses.	58
	10.23	Cooperation Following the Closing.	58
	10.24	Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	58

iii

Exhibits

Exhibit A	-	Form of Stock Registration Form
Exhibit B	-	Accredited Investor Certification
Exhibit C	-	Certificate of Designations of GlobalTech Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of Its Convertible Series A Preferred Stock
Exhibit D	-	Form of Shareholders Agreement
Exhibit E	-	Form of Voting Agreement
Exhibit F	-	Form of Lock-Up and Leakout Agreement

iv

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is entered into as of November 24, 2025, by and among GlobalTech Corporation, a Nevada corporation (the “Company”) and 123 Investments Limited, a private limited company registered under the laws of England and Wales (Company No. 6462732) (“123 Investments”), and the person(s) executing this Agreement listed on the signature page hereto under the heading “123 Investments Shareholders” (referred to as the “123 Investments Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the 123 Investments Shareholders own outstanding ordinary shares of 123 Investments (the “123 Investments Stock”), totaling one-hundred percent (100%) of the issued and outstanding ordinary shares of 123 Investments;

WHEREAS, the Company is a publicly-held corporation organized under the laws of the State of Nevada, whose common stock is quoted on the OTC Pink Market under the symbol “GLTK”;

WHEREAS, 123 Investments is a private limited company organized under the laws of England and Wales;

WHEREAS, the Company desires to acquire 51% of the issued and outstanding securities of 123 Investments in exchange for shares of the Company’s Series A Convertible Preferred Stock (the “Exchange Offer” or the “Exchange”), so that 123 Investments will become a 51% owned subsidiary of the Company; and

WHEREAS, the 123 Investments Shareholders desire to exchange 51% of their ordinary shares in 123 Investments in exchange for shares of authorized but unissued shares of Series A Convertible Preferred Stock of the Company as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE IX.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF 123 INVESTMENTS AND THE 123 INVESTMENTS SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the 123 Investments Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), 123 Investments and the 123 Investments Shareholders each individually, and not jointly and severally, represent and warrant as follows (which shall be re-confirmed at Closing):

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1.1. Organization.

(a) 123 Investments is a private limited company is duly organized, validly existing, and in good standing under the laws of England and Wales (including its subsidiaries namely I)- Moda Concessions Limited, II)- Direct Footwear Limited, III)- MIP Stores 1975 Limited, IV)- MIP Trading 1975 Limited, V)- MIP Online 1975 Limited, VI)-MIP Employees 1975 Limited), VII)-Bonded Trading Ltd, VIII)- Retailer Harrogate 002 Ltd, IX)- Retailer Ilkley 006 Ltd, X)- Retailer Chester 012 Ltd, XI)- Retailer York 017 Limited, XII)- Retailer Manchester 027 Limited, Retailer Amersham 067 Limited, XIII)- Retailer Henley 123 Limited, XIV)- Retailer Cirencester 137 Limited, XV)- MIP Stores Guildford 173 Ltd, XVI)- Retailer Belfast 174 Ltd, XVII)- MIP Stores Leeds VQ 1975 (197) LTD, XVIII)-MIP Meadowhall 1975 (176) Ltd, XIX)- MIP Lakeside 177 Ltd, XX)- Shoon Street Lane Ltd, XXI)- MIP Stanmore 215 Ltd, XXII)- Brightlark Limited, XXIII)- BSoleful Limited) and each of the other 123 Investments Parties are duly organized, validly existing, and in good standing under the laws of their jurisdictions of organization. The 123 Investments Parties have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification, except where failure to be so qualified would not have a Material Adverse Effect on their business. Included in the 123 Investments Schedules are complete and correct copies of the Governing Documents of the 123 Investments Parties as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the 123 Investments Parties’ Governing Documents. 123 Investments has taken all actions required by Law, its Governing Documents, or otherwise to authorize the execution and delivery of this Agreement. 123 Investments has full power, authority, and legal right and has taken all action required by Law, its Governing Documents and otherwise to consummate the transactions herein contemplated.

(b) 123 Investments is authorized to carry on its business activities (such business activities, collectively, the “Business”), in all jurisdictions where its property and assets of every nature and kind are located, including but not limited to the following key operational assets that form an integral part of 123 Investments’ undertaking and commercial existence, namely, its footwear sale business (retail, e-commerce and all other channels), its retail assistant business, and the buyer’s application or app, along with all of its immovable properties (comprising freehold, leasehold, licenses, easements, rights of ways or other such properties), licenses, permits, approvals or authorizations, as well as tangibles (comprising all plants, machinery, facilities, tools and electrical or mechanical equipment, fittings and fixtures, communication systems, installations installed or to be installed at its premises or elsewhere, tangible equipment used exclusively with maintenance management systems, and all inventory wherever located that was purchased for, is used or is intended to be used in association with the other assets) (such property and assets, collectively, the “Assets”), and has all necessary corporate power and capacity to own and lease the Assets owned and leased by it.

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1.2. Capitalization.

1.2.1 All issued and outstanding stock of the 123 Investments Parties is legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person and were issued in accordance with all applicable securities laws. Prior to giving effect to the transactions contemplated by this Agreement, the 123 Investments Shareholders are the legal and beneficial owners of all of the issued and outstanding equity of 123 Investments, as set forth on Schedule 1.2.1, all of which equity interests are owned free and clear of any Liens (other than those imposed under applicable securities laws). The 123 Investments Stock to be delivered by the 123 Investments Shareholders to the Company at the Closing will constitute 51% of the issued and outstanding equity of 123 Investments as of the Closing Date. All capital stock or other equity interests held by 123 Investments is set forth on Schedule 1.3. All of the outstanding equity of the 123 Investments Parties was not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the 123 Investments Parties’ Governing Documents or any contract to which any 123 Investments Parties is a party or by which it or its securities are bound. None of the 123 Investments Parties hold any equity interests in its treasury. None of the outstanding equity of the 123 Investments Parties was issued in violation of any applicable securities Laws. There are no convertible securities of the 123 Investments Parties. There are no preemptive rights or rights of first refusal or first offer with respect to the 123 Investments Parties’ equity securities, nor are there any contracts, commitments, arrangements or restrictions to which the 123 Investments Parties or, to the Knowledge of the 123 Investments Shareholders, any of their equity holders are a party or bound relating to any equity securities or convertible securities of the 123 Investments Parties, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the 123 Investments Parties. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the 123 Investments Parties’ equity. There are no outstanding contractual obligations of the 123 Investments Parties to repurchase, redeem or otherwise acquire any equity of the 123 Investments Parties. There are no declared or accrued but unpaid dividends with respect to any equity of the 123 Investments Parties.

1.3. Subsidiaries and Predecessor Corporations. 123 Investments does not have any predecessor corporation(s) or subsidiaries, and does not hold any equity interests in any Person, other than as set forth on Schedule 1.3 (collectively, the “Subsidiaries”), which schedule includes the ownership of each subsidiary owned by 123 Investments.

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1.4. Other Information.

1.4.1 123 Investments and its Subsidiaries have no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the 123 Investments Schedules, or as could not reasonably be expected to have a Material Adverse Effect.

1.4.2 123 Investments and its Subsidiaries have filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3 The books and records of 123 Investments and its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4 Neither 123 Investments nor any of its Subsidiaries has any material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Fifty Thousand Dollars (US$50,000) except as disclosed in writing to the Company on Schedule 1.4.4, which liabilities in aggregate shall not exceed US$ 13,000,000.00 including payables, on the Closing Date of which detail is annexed.

1.5. Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating 123 Investments or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of 123 Investments or any of its Subsidiaries or obligating 123 Investments or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of 123 Investments or any of its Subsidiaries.

1.6. Absence of Certain Changes or Events. Except as set forth in this Agreement or the 123 Investments Schedules provided, and as set forth on Schedule 1.6, since January 31, 2024:

1.6.1 There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of 123 Investments or any of its Subsidiaries or (ii) any damage, destruction, or loss to 123 Investments or any of its Subsidiaries (whether or not covered by insurance) materially and adversely affecting the business or financial condition of 123 Investments or any of its Subsidiaries;

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1.6.2 Neither 123 Investments, nor any of its Subsidiaries has (i) amended its Governing Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholders or members or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of 123 Investments and its Subsidiaries have; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Fifteen Thousand Dollars (US$15,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

1.6.3 Neither 123 Investments, nor any of its Subsidiaries has (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of US$100,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Fifty Thousand Dollars (US$50,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination could reasonably be expected to have a Material Adverse Effect, considering the business of 123 Investments and its Subsidiaries, other than in the ordinary course of business; and

1.6.4 To the Knowledge of the 123 Investments Shareholders, neither 123 Investments, nor its Subsidiaries has become subject to any Law or regulation which has had or could reasonably be expected to have a Material Adverse Effect on 123 Investments or its Subsidiaries, as the case may be.

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1.7. 123 Investments and Related Matters. No third party has any right to, and neither 123 Investments, nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding on could reasonably be expected to have a Material Adverse Effect on 123 Investments or any of its Subsidiaries.

1.8. Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the 123 Investments Shareholders after reasonable investigation, threatened by or against 123 Investments, any of its Subsidiaries, or its or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The 123 Investments Shareholders do not have any Knowledge of any default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default, with respect to 123 Investments or any of its subsidiaries.

1.9. Contracts.

1.9.1 Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which 123 Investments or any of its Subsidiaries is or are a party or by which any of its or their assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves obligations of at least One Hundred Thousand Dollars (US$100,000) unless otherwise disclosed pursuant to this Agreement);

1.9.2 All contracts, agreements, franchises, license agreements, and other commitments, if any, to which 123 Investments or any of its Subsidiaries is a party and which are material to the operations or proposed operations of 123 Investments or any of its Subsidiaries taken as a whole are valid and enforceable by 123 Investments and its Subsidiaries in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

1.9.3 Neither 123 Investments, nor any of its Subsidiaries, is a party to or bound by, and the properties of 123 Investments and each of its Subsidiaries are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which could reasonably be expected to have a Material Adverse Effect on 123 Investments and its Subsidiaries; and

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1.9.4 Except as included or described in Section 1.9.4 of the 123 Investments Schedules, neither 123 Investments nor any of its Subsidiaries is a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice, except as may be required by applicable employment Law; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which 123 Investments or any of its Subsidiaries is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Fifty Thousand Dollars (US$50,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of 123 Investments or any of its Subsidiaries.

1.10. Material Contract Defaults. Neither 123 Investments, nor any of its Subsidiaries is in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of 123 Investments or any of its Subsidiaries, as the case may be, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which 123 Investments or any of its Subsidiaries has not taken adequate steps to prevent such a default from occurring.

1.11. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which 123 Investments or any of its Subsidiaries is a party or to which any of its or their properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12. Governmental Authorizations. Except as set forth in the 123 Investments Schedules, 123 Investments and each of its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it and them to conduct its and their business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by 123 Investments and the 123 Investments Shareholders of this Agreement and the consummation by 123 Investments and the 123 Investments Shareholders of the transactions contemplated hereby.

1.13. Approval of Agreement. The Directors of 123 Investments shall have authorized the execution and delivery of this Agreement by 123 Investments and approved this Agreement and the transactions contemplated hereby.

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1.14. Material Transactions or Affiliations. Set forth in the 123 Investments Schedules is a description, if applicable, of every contract, agreement, or arrangement between 123 Investments and its Subsidiaries and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any 123 Investments Shareholders to own beneficially, five percent (5%) or more of the issued and outstanding securities of 123 Investments and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the 123 Investments Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of 123 Investments has, or has had since formation, any known interest, direct or indirect, in any transaction with 123 Investments or its Subsidiaries which was material to the business of 123 Investments and any of its Subsidiaries. There are no commitments by 123 Investments or any of its Subsidiaries, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

1.15. The 123 Investments Schedules. 123 Investments has delivered to the Company the following schedules, if such schedules are applicable to the business of 123 Investments and each of its Subsidiaries, which are collectively referred to, together with the various schedules described in this ARTICLE I, as the “123 Investments Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of 123 Investments as complete, true, and correct as of the date of this Agreement in all material respects:

1.15.1 a schedule containing complete and correct copies of the Governing Documents of 123 Investments and each of its Subsidiaries in effect as of the date of this Agreement;

1.15.2 a schedule containing any resolutions of the Directors and shareholders of 123 Investments and each of its Subsidiaries since formation;

1.15.3 a schedule containing minutes of meetings of the Directors and shareholders of 123 Investments and each of its Subsidiaries since formation;

1.15.4 a schedule containing a list indicating the name and address of each shareholder of 123 Investments and each of its Subsidiaries together with the number of securities owned by him, her or it;

1.15.5 a schedule listing any and all federal, provincial, state and local Tax identification numbers of 123 Investments and each of its Subsidiaries and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by 123 Investments and each of its Subsidiaries;

1.15.6 a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by 123 Investments. Any fact known to be, or to the best Knowledge of the 123 Investments Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the 123 Investments Schedules pursuant to this Section 1.15; and

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1.15.7 a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of 123 Investments and 123 Investments Shareholders contained in ARTICLE I of this Agreement, if any.

123 Investments shall cause the 123 Investments Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

1.16. Valid Obligation. This Agreement and all agreements and other documents executed by 123 Investments and the 123 Investments Shareholders in connection herewith constitute the valid and binding obligation of 123 Investments and the 123 Investments Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

1.17. Acquisition of the Company Securities. The 123 Investments Shareholders are acquiring the Company Securities for their own account without the participation of any other person and with the intent of holding the Company Securities for investment and without the intent of participating, directly or indirectly, in a distribution of the Company Securities, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Company Securities, or any portion thereof. The 123 Investments Shareholders have read, understand and consulted with his, her or its legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The 123 Investments Shareholders will offer, sell, pledge, convey or otherwise transfer the Company Securities, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

1.18. Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

1.19. Representations, Acknowledgments and Warranties of the 123 Investments Shareholders. Each of the 123 Investments Shareholders (each a “Share Recipient”), represents, acknowledges and warrants the following to the Company, and agree that such representations, acknowledgments and warranties shall be automatically reconfirmed on the Closing Date:

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1.19.1 The Share Recipient is the sole record and beneficial owner of the 123 Investments Stock owned by such Share Recipient as set forth on Schedule 1.2.1 (defined herein as the “Share Recipient Shares”) and has good and marketable title to all of the Share Recipient Shares, free and clear of any, claims, charges, options, rights of tenants or other Liens. The Share Recipient has sole managerial and dispositive authority with respect to the Share Recipient Shares and has not granted any person a proxy or option to buy the Share Recipient Shares that has not expired or been validly withdrawn. The sale and delivery of the Share Recipient Shares to the Company pursuant to this Agreement will vest in the Company the legal and valid title to the Share Recipient Shares acquired by the Company hereunder, free and clear of all security interests, adverse claims or other Liens of any character whatsoever.

1.19.2 The Share Recipient recognizes that the Company Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Company Securities is registered under the Securities Act or unless an exemption from registration is available. The Share Recipient may not sell the Company Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

1.19.3 The Share Recipient is acquiring the Company Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Company Securities. No one other than the Share Recipient will have any beneficial interest in said securities. The Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit A;

1.19.4 The Share Recipient acknowledges that he, she or it:

(i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended and has completed and delivered concurrently with its execution hereof, a copy of the certification attached hereto as Exhibit B, and

(ii) is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2024; and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/edgar/search/, typing “GlobalTech Corp” in the “Search by keyword, ticker, company name, CIK number or individual’s name” field, and clicking the “Search” button), from January 1, 2024, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company in connection with each Share Recipient’s acceptance of the Company Securities and investment decision in connection therewith. The Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

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1.19.5 The Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Company Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Company Securities;

1.19.6 The Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of the Share Recipient;

1.19.7 The Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Company Securities as an investment involves special risks. The Share Recipient has had a reasonable opportunity to ask questions of and receive answers regarding the Company and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

1.19.8 The Share Recipient realizes that the Company Securities cannot readily be sold as they will be restricted securities and therefore the Company Securities must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

1.19.9 The Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Company Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. The Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

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1.19.10 All information which the Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, the Share Recipient will immediately provide the Company with such information;

1.19.11 The Share Recipient has carefully considered and has, to the extent he believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Company Securities for his particular tax and financial situation and his advisers, if such advisors were deemed necessary, have determined that the Company Securities are a suitable investment for him, her, or it;

1.19.12 The Share Recipient has not become aware of and has not been offered the Company Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Share Recipient’s Knowledge, those individuals who have attended have been invited by any such or similar means of general solicitation or advertising;

1.19.13 The Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Company Securities by the Share Recipients and the Share Recipient is solely responsible for determining the status, in his hands, of the Company Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Company Securities; and

1.19.14 The Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Company Securities for investment or any recommendation or endorsement of the Company Securities. The Company Securities have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws; and

1.19.15 The Share Recipient has reviewed each of the exhibits hereto, including, but not limited to the Certificate of Designations and understands all such exhibits, agreements and terms.

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1.20. Real Property. 123 Investments and each of its Subsidiaries (i) own the Owned Real Property and (ii) lease the Leased Real Property set forth on Schedule 1.20.

1.21. Advertising. 123 Investments and each of its Subsidiaries are in compliance in all material respects, and has been in compliance in all material respects since January 1, 2023, with all Laws applicable to the business of 123 Investments and its Subsidiaries with respect to the advertising, marketing and communication services (“Regulated Product Marketing Services”); and (i) neither 123 Investments nor any of its Subsidiaries has received or is subject to any administrative or regulatory action, or other similar written or other notice, complaint or inquiry made by any regulatory body or Governmental Body asserting that any element of products or services is not in compliance with any applicable Laws, and, to the Knowledge of each 123 Investments Shareholder and 123 Investments, no violation is threatened as such.

1.22. Intellectual Property.

1.22.1 123 Investments and each of its Subsidiaries owns all right, title and interest in the intellectual property assets set forth in Schedule 1.22.3, Schedule 1.22.4 and Schedule 1.22.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.22.1, 123 Investments and each of its Subsidiaries owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by 123 Investments and each of its Subsidiaries or used in connection with the operation of its/their business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.22.3, Schedule 1.22.4 and Schedule 1.22.7. 123 Investments and each of its Subsidiaries has taken all necessary and desirable action to maintain each item of Intellectual Property that 123 Investments and each of its Subsidiaries owns or uses with respect to its business. All maintenance fees of patents set forth in Schedule 1.22.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by 123 Investments prior to the Closing.

1.22.2 Neither 123 Investments, nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of 123 Investments or any of its Subsidiaries have ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that 123 Investments or any of its Subsidiaries, as the case may be, must license or refrain from using any Intellectual Property rights of any other Person). To 123 Investments’ Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of 123 Investments or any of its Subsidiaries.

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1.22.3 Schedule 1.22.3 identifies (i) each patent or patent registration which has been issued to 123 Investments and each of its Subsidiaries in the United Kingdom and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which 123 Investments and its Subsidiaries has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). 123 Investments and each of its Subsidiaries has delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, 123 Investments and each of its Subsidiaries shall deliver to designated counsel of the Company all files in the possession of 123 Investments and each of its Subsidiaries and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.22.3 (the “Patent Documentation”).

1.22.4 Schedule 1.22.4 identifies each registered and unregistered trademark, including product names and domain names, used by 123 Investments and each of its Subsidiaries in connection with its business. 123 Investments and each of its Subsidiaries has delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.22.4. 123 Investments and each of its Subsidiaries owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by 123 Investments or any of its Subsidiaries, any Affiliate or their predecessor-in-interest.

1.22.5 123 Investments and each of its Subsidiaries owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by 123 Investments or any of its Subsidiaries, any Affiliate thereof, or their predecessor-in-interest.

1.22.6 Neither 123 Investments nor any of its Subsidiaries nor any Affiliate thereof nor their predecessor-in-interest is a party to any license, agreement or other permission which 123 Investments or any of its Subsidiaries has granted to any other Person with respect to any item of Intellectual Property in the United Kingdom and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.22.7 Schedule 1.22.7 identifies trade secrets and confidential business information of 123 Investments or any of its Subsidiaries.

1.22.8 With respect to each item of Intellectual Property required to be identified on Schedule 1.22.3, Schedule 1.22.4 and Schedule 1.22.7:

(i) except as set forth on Schedule 1.22.1, 123 Investments and each of its Subsidiaries owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

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(ii) except as set forth in Schedule 1.22.1, 123 Investments and each of its Subsidiaries is unaware of any transfers of ownership or title of Intellectual Property;

(iii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to 123 Investments’ or any 123 Investments Shareholder’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v) no prior art or activity is known by 123 Investments which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.22.3, or the validity or enforceability of the trademarks set forth in Schedule 1.22.4;

(vi) neither 123 Investments nor any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii) all licenses, agreements and other permissions pertaining to such item and all other rights to which 123 Investments or any of its Subsidiaries is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii) neither 123 Investments nor any of its Subsidiaries has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has 123 Investments or any of its Subsidiaries granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

1.22.9 123 Investments represents that neither it, nor any of its Subsidiaries, use any computer software or Intellectual Property owned by any Person other than 123 Investments or such Subsidiary pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

1.22.10 To 123 Investments’ Knowledge, the continued operation of its and each of its Subsidiaries’ business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

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1.22.11 123 Investments has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of 123 Investments or any of its Subsidiaries.

1.22.12 It is agreed that all software and related Intellectual Property of software owned by 123 Investments, including MIP Retail enterprise resource planning (ERP) software system and Buyers App (the “123 Software”), shall be transferred into a new company wholly-owned by Stephen Buck (“SAB SPV”) which shall retain all rights to the Intellectual Property related to the 123 Software as it has been developed until now. Subsequently, SAB SPV shall share the structural plans of the 123 Software with a separate company to be named Thrivo AI or any other name the Parties agree (“Thrivo AI”), co-owned by Stephen Buck and the Company with Stephen Buck retaining 49% of the shares in Thrivo AI, under a separate agreement to be negotiated between the Parties, and such sharing of the structural plans is a required term and condition of this Agreement. Thrivo AI, shall develop new software based on the structural plans of 123 Software and the Intellectual Property of this new software shall belong to Thrivo AI. Nothing in this agreement shall affect SAB SPV’s ownership of the intellectual property of 123 Software.

1.23. Compliance With Laws; Permits and Rule 506 Confirmations.

1.23.1 Neither 123 Investments nor any of its Subsidiaries is in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, except as could reasonably be expected not to have a Material Adverse Effect. Except as set forth in Schedule 1.23.1, neither 123 Investments nor any of its Subsidiaries has received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of 123 Investments or any of its Subsidiaries or their business or operations, and 123 Investments is not aware of any such violation or potential liability, except as could reasonably be expected not to have a Material Adverse Effect.

1.23.2 Schedule 1.23.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of 123 Investments and its Subsidiaries or, required to be so issued and held in connection with their business or operations as currently conducted by 123 Investments and each of its Subsidiaries. Except as disclosed in Schedule 1.23.2, 123 Investments and each of its Subsidiaries is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Neither 123 Investments nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by 123 Investments or any of its Subsidiaries, except as could reasonably be expected not to have a Material Adverse Effect.

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1.23.3 No officer, director or greater than 20% shareholder of 123 Investments is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by 123 Investments under Rule 506(e) of the Securities Act in any offering under Regulation D.

1.24. Environmental Matters.

1.24.1 The operations of 123 Investments and each of its Subsidiaries is currently and have been in compliance in all respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”), except as could reasonably be expected not to have a Material Adverse Effect;

1.24.2 123 Investments has no Knowledge of any required Environmental Permits required under all applicable Environmental Laws necessary to operate 123 Investments and each of its Subsidiaries;

1.24.3 123 Investments and its Subsidiaries are not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

1.24.4 123 Investments and its Subsidiaries have not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.24.5 123 Investments and its Subsidiaries have not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.24.6 To the Knowledge of 123 Investments and the 123 Investments Shareholders, there is not located at any of the properties of 123 Investments and its Subsidiaries any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold;

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1.24.7 No underground storage tanks and no amount of any substance that has been designated by any Governmental Body or by applicable federal, state or local legal requirement to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to applicable Law (a “Hazardous Material”), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of 123 Investments or any of its Subsidiaries, or, to the 123 Investments Shareholders Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that 123 Investments or any of its Subsidiaries has at any time owned, operated, occupied or leased; and

1.24.8 123 Investments and its Subsidiaries have not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any legal requirement in effect on or before the date hereof, nor has 123 Investments or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, “Hazardous Material Activities”) in violation of any legal requirement promulgated by any Governmental Body in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

1.25. Compliance with Specific Laws.

Without limiting any of the representations of 123 Investments or any 123 Investments Shareholder under Section 1.23, 123 Investments and each 123 Investments Shareholder represents and warrants that:

(i) Compliance with Anti-Money Laundering Laws. The operations of 123 Investments and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.K. anti-money laundering laws and regulations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving 123 Investments and any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of 123 Investments or the 123 Investments Shareholders, threatened. 123 Investments has established and maintains procedures and controls that are reasonably designed to ensure that 123 Investments and each of its Subsidiaries is in compliance in all material respects with any applicable FCPA (as defined below), Anti-Money Laundering Laws or OFAC (defined below) Laws.

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(ii) No Conflicts with Sanctions Laws. Neither 123 Investments nor any of its Subsidiaries, nor to 123 Investments’ or each 123 Investments Shareholder’s Knowledge any director, officer, employee, agent, Affiliate of the 123 Investments or any of its Subsidiaries or other person acting on behalf of 123 Investments or any of its Subsidiaries or their Affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), nor is 123 Investments or its Subsidiaries located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea, Russia, Sudan and Syria (each, a “Sanctioned Country”); no action of 123 Investments or any of its Subsidiaries or any of the 123 Investments Shareholders in connection with (i) the execution, delivery and performance of this Agreement, or (ii) any other transaction contemplated hereby or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, 123 Investments and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(iii) Anti-Bribery. Neither 123 Investments nor any of its Subsidiaries nor any of the 123 Investments Shareholders or their Affiliates, nor to the Knowledge of 123 Investments or any 123 Investments Shareholder any director, officer, agent, employee or other person associated with or acting on behalf of 123 Investments or any of its Subsidiaries or any Affiliates thereof, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which 123 Investments or its Subsidiaries do or seek to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which 123 Investments and any of its Subsidiaries operates its businesses, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to improperly obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment. 123 Investments or any of its Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the 123 Investments or any of its Subsidiaries nor any of their Affiliates will directly or indirectly use the proceeds from the Exchange or lend, contribute or otherwise make available such proceeds to any Affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

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1.26. Insider Trading. The 123 Investments Shareholders certify and confirm that they have not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. The 123 Investments Shareholders further certify and confirm that they have not communicated the nature of the transactions contemplated herein, are not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and are not a party to any insider trading in the Company’s securities. The 123 Investments Shareholders further certify and confirm that they have not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

1.27. Insurance Coverage. Schedule 1.27 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of 123 Investments and its Subsidiaries. There is no material claim by 123 Investments or its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and 123 Investments and each of its Subsidiaries has complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither 123 Investments nor any of the 123 Investments Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

1.28. Customer, Supplier and Employee Relations. Schedule 1.28 includes a complete and correct list of (a) all customers of 123 Investments and its Subsidiaries who have made aggregate purchases in excess of 5% of the total revenues of 123 Investments in calendar year 2023 or 2024, and (b) all suppliers from whom 123 Investments and each of its Subsidiaries have purchased in excess of US$25,000 in equipment or supplies in calendar year 2023 or 2024. The relationships of 123 Investments and each of its Subsidiaries with such customers and suppliers and the employees of 123 Investments and each of its Subsidiaries are good commercial working relationships and, except as disclosed in Schedule 1.28, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified 123 Investments or any of its Subsidiaries of any intention to cancel, terminate or materially alter its relationship with 123 Investments and its Subsidiaries since December 31, 2023 and there will not be any such change as a result of the transactions contemplated by this Agreement.

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1.29. Product and Service Matters. Except as disclosed in Schedule 1.29, each product manufactured, sold, leased, delivered or installed or services performed by 123 Investments and each of its Subsidiaries prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of 123 Investments and each of its Subsidiaries. Schedule 1.29 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of 123 Investments and each of its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.29, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

1.30. Closing Date Releases.

1.30.1 Effective on the Closing Date, each 123 Investments Shareholder for itself and its successors and assigns, hereby releases, acquits and forever discharges 123 Investments and each of its Subsidiaries and their respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the 123 Investments Shareholder has, owns or holds as of the Closing Date, or has at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of 123 Investments or any of its Subsidiaries or the negligence of any of 123 Investments or any of its Subsidiaries or their employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against 123 Investments or its Subsidiaries or any of their Affiliates (other than 123 Investments and its Subsidiaries) unrelated in any way to 123 Investments or any of its Subsidiaries; (b) any Claims arising under any agreement between such 123 Investments Shareholder and 123 Investments or any of its Subsidiaries, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.30 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VII or in any other document or agreement.

1.30.2 As of the date of this Agreement, each 123 Investments Shareholder hereby represents and warrants that such 123 Investments Shareholder has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.30.1. Each 123 Investments Shareholder represents and warrants that the 123 Investments Shareholder has read and understands all of the provisions of this Section 1.30.1 and that the 123 Investments Shareholder has been represented by legal counsel of the 123 Investments Shareholder’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

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1.30.3 The release provided by the 123 Investments Shareholders pursuant to Section 1.30.1 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including 123 Investments and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

1.31. Solvency. Based on the financial condition of 123 Investments as of the date of this Agreement, (i) the fair saleable value of 123 Investments and its Subsidiaries’ assets exceeds the amount that will be required to be paid on or in respect of 123 Investments and its Subsidiaries’ existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) 123 Investments and its Subsidiaries’ assets do not constitute unreasonably small capital to carry on each of their business as now conducted. As of the date hereof, 123 Investments and its Subsidiaries do not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

1.32. Financial Statements. 123 Investments’ audited financial statements prepared in accordance with generally accepted accounting principles and audited by a public company accounting oversight board auditing firm as of January 28, 2025 and 2024, as well as unaudited financial statements as of July 31, 2025, together with the notes thereto, and the auditor’s report thereon which are being delivered to the Company (the “123 Investments Financial Statements”), accurately list and fairly present, in all material respects, 123 Investments’ financial condition, operating results and the state of the Assets and the Business, as of the dates thereof, and for the periods indicated therein.

1.33. No Undisclosed Related Party Liabilities. Except as disclosed in the 123 Investments Financial Statements, there are no amounts owed by 123 Investments to the 123 Investments Shareholders (including any person owned or controlled by the 123 Investments Shareholders or in which the 123 Investments Shareholders have an interest), its current or former shareholders, directors, officers, employees, agents or representatives, including any amount alleged owed or due.

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1.34. Acknowledgments. By entering into this Agreement, the 123 Investments Shareholders agree that the Holdback Forfeiture set forth in Section 3.3 hereof is fair and reasonable, and is an integral part of this Agreement and that the Company would have not entered into this Agreement if the 123 Investments Shareholders did not agree to the Holdback Forfeiture.

1.35. Data Room; Information Supplied.  All copies of and originals of all information, documents, financial statements, agreements and materials provided by the 123 Investments Shareholders (including their Representatives) to the Company (the “Provided Materials”), or their Affiliates or Representatives as part of the due diligence process leading up to the Parties entry into this Agreement were and remain accurate and complete in all material respects when provided and as of the Closing Date.

1.36. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any 123 Investments Schedule, neither 123 Investments, the 123 Investments Shareholders nor any other Person makes any other express or implied representation or warranty on behalf of 123 Investments, the 123 Investments Shareholders, or any of their Affiliates or representatives to the Company.

1.37. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by 123 Investments or the 123 Investments Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the 123 Investments Shareholders, except as set forth in the schedules delivered by the Company in connection with its entry into this Agreement (the “Company Schedules”), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a Material Adverse Effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Governing Documents. The Company has taken all action required by law, its Governing Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Governing Documents or otherwise to consummate the transactions herein contemplated.

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2.1. Trading Status. The Company’s common stock is quoted on the OTC Pink Market under the symbol “GLTK”. The Company has no Knowledge of any notices of non-compliance with the OTC Pink Market’s continued quotation requirements, if any.

2.2. Capitalization. As of the date of this Agreement the authorized capital stock of the Company consists of 500,000,000 shares of common stock, US$0.0001 par value per share (the “Company Common Stock”), of which 149,933,391 shares are issued and outstanding, and 50,000,000 shares of preferred stock, US$0.0001 par value per share (such shares, collectively, “Preferred Stock”), of which no shares are issued and outstanding.

2.3. No Conflict or Violation; Default; Confirmations.

2.3.1 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the Governing Documents of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default of or under any Company Contract, except as could reasonably be expected not to have a Material Adverse Effect.

2.3.2 To the Company’s Knowledge, it has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations, and all of the financial and other information contained in the Disclosure Documents is accurate and complete in all material respects.

2.3.3 No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.4 The Company is not the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.5 No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

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2.4. Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth in the Disclosure Documents. The Company has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

2.5. Approval of Agreement. The Directors of the Company have authorized the execution and delivery of this Agreement by the Company and approved this Agreement and the transactions contemplated hereby.

2.6. Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.7. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule, neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or representatives to 123 Investments or the 123 Investments Shareholders.

2.8 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to 123 Investments or the 123 Investments Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE III.

PLAN OF EXCHANGE

3.1. The Exchange.

3.1.1 On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) and effective for all purposes as of the Effective Date, the 123 Investments Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the 123 Investments Stock, in the aggregate constituting no less than Fifty-One Percent (51%) of the issued and outstanding securities of 123 Investments to the Company at the Closing. The Exchange shall be effective for all purposes as of the Effective Date.

3.1.2 The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, which shall be in consideration for Fifty-One Percent (51%) of the ownership interests of 123 Investments:

(i) issue the 123 Investments Shareholders, pro rata with their ownership of 123 Investments, on the Closing Date 82,800 shares of Series A Convertible Preferred Stock of the Company (the “Closing Series A Company Securities”);

(ii) issue the 123 Investments Shareholders, pro rata with their ownership of 123 Investments, on the Closing Date 750,000 shares of Company Common Stock (the “Closing Company Common Stock” adjusted for any customary stock splits and recapitalizations, and together with the Closing Series A Company Securities, the “Closing Company Securities”); and

(iii) issue the 123 Investments Shareholders, pro rata with their ownership of 123 Investments, no later than seven days after the One Year Anniversary, to the extent that the Holdback Forfeiture has not occurred, the Post-Closing Company Securities; and

(iv) pay the 123 Investment Shareholders, to the extent earned, the Earnout Consideration by the date set forth in Section 3.4 hereof by way of Earnout Cash or Earnout Shares (the Earnout Shares, together with the Post-Closing Company Securities and the Closing Company Securities, the “Company Securities”);

The Parties agree that the Closing Series A Company Securities shall each be deemed to have a value of US$100 per share (the “Agreed Value”).

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3.2. Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than 40 days from the date of execution of this Agreement (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

3.2.1 The following “Closing Conditions” shall have occurred, or have been waived by 123 Investments and the Company in writing, prior to the Closing Date:

(i) The Directors of the Company shall have approved the transactions contemplated by this Agreement and the issuance of the Company Securities;

(ii) 123 Investments Shareholders shall surrender the certificates evidencing Fifty-One Percent (51%) of the securities of 123 Investments, duly endorsed with stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii) The Company having issued to the 123 Investments Shareholders the Closing Company Securities;

(iv) 123 Investments shall supply the Company with Minutes of the Directors of 123 Investments approving and consenting to this Agreement and the transactions contemplated herein;

(v) 123 Investments (and its principals) shall have delivered documentation and agreements relating to and evidencing the assets of 123 Investments and the Intellectual Property, to the Company, in such form as reasonably requested by the Company, and all corporate records (including minutes) of 123 Investments and its subsidiaries, if any;

(vi) The Parties shall have delivered all officers certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(vii) The 123 Investments Shareholders shall have delivered to the Company an executed copy of the Shareholders Agreement, Voting Agreement and Lock-Up Agreement, each executed by each 123 Investments Shareholder;

(viii) The 123 Investments Shareholders shall have taken steps so that the 123 Investments’ board of directors has five members at Closing. The 123 Investments Shareholders shall, in accordance with applicable law, see that three (3) vacancies are created in the 123 Investments’ board of directors, which shall comprise of five (5) members as at Closing, and that such vacancies are promptly filled by appointment of three (3) nominees of the Company, along with one of the Company’s nominees simultaneously being appointed as chairman of the 123 Investments’ board of directors, with nominees of the 123 Investments Shareholders continuing to occupy the remaining two (2) positions on such board of directors beyond Closing;

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(ix) 123 Investments shall have provided the Company a copy of a good standing certificate dated within ten (10) days of the Closing Date; and

(x) The Company shall have complied with all of the requirements of ARTICLE VI, below and 123 Investments shall have complied with all of the requirements of ARTICLE V, below.

3.2.2 Promptly following Closing, the Company and the 123 Investments Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. At the Closing, the Company shall deliver book-entry statements reflecting the issuance of the Closing Company Securities to the 123 Investment Shareholders.

3.3. Holdback. The Holdback Shares shall be issued to the 123 Investments Shareholders, subject to the terms of this Section 3.3, as of the One Year Anniversary, that the 123 Investments Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations hereunder and/or under the Shareholders Agreement (the “Holdback Requirement”). If the Company reasonably determines that the Holdback Requirement has been met, then the Company shall so notify the 123 Investments Shareholders in writing within ten (10) Business Days of the One Year Anniversary and shall, within ten (10) Business Days after notifying the 123 Investments Shareholders of such determination, issue the Holdback Shares, to the 123 Investments Shareholders in accordance with Section 3.1.2(iii). If the Company reasonably determines that the Holdback Requirement has not been met, then the Company shall notify the 123 Investments Shareholders of the specific breach or default and the remedy required. In the event such breach or default is capable of being cured, the 123 Investments Shareholders shall have a period of 30 days to remedy such breach or default. In case the 123 Investments Shareholders are unable to remedy the breach within the 30 days, the Company shall have a right to retain the number of Company shares equivalent to the value of the claim against the relevant breach (based on the Agreed Value) and such number of Holdback Shares shall be deemed forfeited and the Company shall be under no obligation to issue such number of Holdback Shares (a “Holdback Forfeiture”). The remaining Holdback Shares, if any, shall be issued to the 123 Investments Shareholders promptly thereafter.

3.4. Potential For Earnout Consideration.

3.4.1 The 123 Investments Shareholders shall earn the Earnout Consideration, in accordance with the terms of this Section 3.4, only in the event that both (a) total 2026 123 Investments EBITDA is equal to or greater than 2.5 million GBP; and (b) total 2026 123 Investments Net Profit is equal to or greater than 1.0 million GBP (collectively the “Earnout Requirement”).

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3.4.2 The determination of whether or not the Earnout Consideration is due pursuant to Section 3.4.1 above, shall be based solely on the financial statements of 123 Investments as prepared by 123 Investments and approved by the 123 Board and provided to the Company in good faith by February 28, 2027 (the “Earnout Determination Date”).

3.4.3 If due to any reason the Credit Facility as defined in Section 4.5.5, cannot be made available to 123 Investment Limited by the Credit Facility Deadline, the Company shall make available sufficient collateral / security required to raise USD 3.0 million for 123 Investments Limited. The Facility Date shall only occur once either the Credit Facility has been made available to 123 Investments Limited by GlobalTech or 123 Investments Limited has raised at least $3.0 million using the collateral / security provided by GlobalTech. In addition, in the event the Uplisting Date does not occur on or prior to the Required Uplisting Date, or the Facility Date does not occur on or prior to the Credit Facility Deadline, or as extended by the mutual consent of the Parties, then the Earnout Requirement will be deemed to have been met.

3.4.4 At the option of the Company, the Earnout Consideration may be paid in cash (as applicable, the “Earnout Cash”), or in shares of Company Common Stock, with the total number of shares of Company Common Stock issuable to the 123 Investments Shareholders equal to the total amount of Earnout Consideration divided by the Five Day 2026 Year End Closing Price, rounded up to the nearest whole share (such shares, if any, the “Earnout Shares”), issuable to the 123 Investments Shareholders, pro rata with their ownership of 123 Investments.

3.4.5 If the conditions set forth in Section 3.4.1 are met or deemed to have been met as per Section 3.4.3, and the Earnout Consideration is due under this Section 3.4, then the Company shall so notify the 123 Investments Shareholders in writing and shall at the sole discretion of the Company, either (a) wire the Earnout Cash in accordance with the wire instructions, provided by the 123 Investments Shareholders; or (b) issue the Earnout Shares to the 123 Investments Shareholders, within ten (10) Business Days after the Earnout Determination Date.

3.4.6 The 123 Investments Shareholders shall (and shall cause 123 Investments to) provide to the Company full access to 123 Investments’ books, financials, bank accounts and bank statements, and other sources of information necessary, to make a determination as to the 2026 123 Investments Net Profit and 2026 123 Investments EBITDA.

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3.4.7 During the Earnout Period, the Board of Directors of 123 Investments shall approve (i) a commercially reasonable operating budget for 123 Investments similar to the past practices of 123 Investments and to operate 123 Investments in a manner not intentionally designed to reduce the amount of 123 Investments Net Profit or 123 Investments EBITDA, but with due regard for practical business considerations, including with respect to profitability criteria, (ii) to provide products and services to customers and clients of 123 Investments on terms, provisions, pricing, timeliness and quality of service comparable to that provided to the applicable historical standards of 123 Investments generally, and (iii) to not divert sales generation efforts with clients and customers of 123 Investments away from 123 Investments and its sales channels with the sole intent of reducing 123 Investments Net Profit or 123 Investments EBITDA for the Earnout Period. Except for regular maintenance capital expenditures arising in the ordinary course of business or expenses already predetermined in the annual forecasts presented to the Company, nothing herein shall constitute an obligation on the part of the Company to acquire any additional equipment or make any capital expenditures during the Earnout Period exceeding an annual spend of US$300,000.

3.5. Tradability of Company Securities.

3.5.1 The Company Securities have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Company Securities will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

3.5.2 To the extent that Rule 144 promulgated under the Securities Act is available to the 123 Investments Shareholders for the resale of the Company Securities, the Company shall use its commercially reasonable efforts to facilitate such resales, including complying with the current public information requirements thereunder, and instructing the Company’s transfer agent to facilitate such sales in accordance with such Rule 144 and the Transaction Documents.

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3.6. Termination.

3.6.1 The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i) by the mutual written consent of the Company and 123 Investments;

(ii) by either a Simple Majority of the 123 Investments Shareholders or the Company, if there has been a breach of any material representation, warranty, covenant, agreement, or undertaking made by the other Party in this Agreement, which breach, if curable, is not cured within thirty (30) calendar days after delivery by the non-breaching Party to the breaching Party of written notice, which shall specify the nature of such breach and the breaching Party’s intention to terminate this Agreement if such breach or failure is not cured (provided, however, that if the cure reasonably requires more than thirty (30) days to complete, then the breaching Party shall have an additional fifteen (15) days, provided it timely commences the cure and continues diligently prosecuting the cure to completion); provided further, however, that the non-breaching Party shall be obligated to elect to terminate within thirty (30) days of the end of the cure period (if applicable), or else it shall be required to close regardless of such breach;

(iii) by either the Company, or a Simple Majority of the 123 Investments Shareholders, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.6.1(iii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

(iv) by (1) 123 Investments or (2) a Simple Majority of the 123 Investments Shareholders, upon written notice to the Company if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by 123 Investments and where applicable, the 123 Investments Shareholders, or (2) by the Company on written notice to 123 Investments if any of the conditions set forth in ARTICLE V shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.6.1(iv) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

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3.6.2 This Agreement may be terminated by either the Directors of the Company, the majority of the Directors of 123 Investments or a Simple Majority of the 123 Investments Shareholders at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Directors or 123 Investments Shareholders (as applicable), made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Directors or 123 Investments Shareholders (as applicable), made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.7. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 3.6, this Agreement shall become null and void and of no further force or effect except for ARTICLE VII and ARTICLE VIII which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

ARTICLE IV.

SPECIAL COVENANTS

4.1. Access to Properties and Records. The Company and 123 Investments will each afford to the officers and authorized representatives of the other Parties reasonable access to the properties, books and records of the Company or 123 Investments, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or 123 Investments, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

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4.2. Delivery of Books and Records and Bank Accounts.

4.2.1 At the Closing, 123 Investments shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of 123 Investments now in the possession of 123 Investments or its representatives.

4.3. Third Party Consents and Certificates. The Company and 123 Investments agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.4. Actions Prior to Closing.

4.4.1 From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the 123 Investments Schedules, or as permitted or contemplated by this Agreement, the Company and 123 Investments, respectively (subject to Section 4.4.2 below), will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

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(v) use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

4.4.2 From and after the date of this Agreement until the Closing Date, 123 Investments will not, without the prior written consent of the Company, except as contemplated hereby:

(i) make any changes in its Governing Documents;

(ii) take any action described in Section 1.6 (all except as permitted therein or as disclosed in 123 Investments’ schedules);

(iii) enter into or amend any contract, agreement, or other instrument except in the ordinary course of business involving the sale of goods or services; and

(iv) sell any assets or discontinue any operations, sell or issue any shares evidencing capital stock(other than as contemplated in this Section 4.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

4.5. Post-Closing Conditions; Requirements.

4.5.1 Subject to the terms of this Agreement as applicable, following the Closing, the Company shall promptly issue to the 123 Investments Shareholders, any outstanding Company Securities which become due hereunder not previously issued.

4.5.2 Following the Closing, the 123 Investments Shareholders shall assist the Company, at 123 Investments’ sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, as applicable, to the extent deemed required by the Company and its advisors (the “Financial Statements”). In the event that the Financial Statements are not delivered to the Company by the sixty-five (65) days following the Closing, 123 Investments shall be liable to the Company for damages of US$10,000 per day to a maximum of US$200,000 until such Financial Statements, in form ready to be filed on EDGAR, are delivered (the “Penalty”). The 123 Investments Shareholders agree that the Penalty represents a reasonable estimate of the loss to be suffered by the Company in the event of such a delay, are not a penalty and represent damages which by their nature are difficult to calculate. The Penalty shall only be paid by the retention by the Company of Holdback Shares and/or cancellation of the obligation to issue such Holdback Shares, as a Holdback Forfeiture, and the 123 Investments Shareholders shall be under no obligation whatsoever to pay any such Penalty in cash or other consideration.

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4.5.3 For good and valuable consideration, including the Company Securities, which the 123 Investments Shareholders acknowledge the sufficiency of, the 123 Investments Shareholders each agree that for a period of three (3) years following the Closing (the “Non-Compete Period”), each 123 Investments Shareholder (whether by itself, through its Affiliates, employers or employees or agents or otherwise, and whether on its own behalf or on behalf of any other Person) shall not, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 10% of the issued and outstanding stock of a publicly held corporation), own, manage, operate, control, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with or provide services or products to or for, any Person in the business of manufacturing, selling, creating, renting, marketing, producing, undertaking, developing, supplying, or otherwise dealing with or in Restricted Services or Restricted Products in the Restricted Area, except in each case through the Company, 123 Investments’ or their Subsidiaries (the “Non-Compete”). The 123 Investments Shareholders each agree that but for agreeing to the terms of this Non-Compete, the Company would not have agreed to make the terms of this Agreement or the Exchange. For purposes of this Section 4.5.3 and this Agreement in general, the following terms shall have the following meanings:

(i) “Applicable Date of Determination” means the date or dates within the Non-Compete Period that any 123 Investments Shareholder competes against, seeks to compete against, or is alleged to have competed against, the Companies, in violation of, or in compliance with, the terms of this Agreement.

(ii) “Restricted Area” means the United Kingdom and such countries of the Middle East as are members of the Gulf Cooperation Council, namely, Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates.

(iii) “Restricted Products” means any product or service, that the Company, 123 Investments or any of their respective Subsidiaries and/or any of their respective Affiliates or subsidiaries is researching, developing, manufacturing, distributing, selling and/or providing at any time during the three years prior to the Applicable Date of Determination in the software solutions industry.

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(iv) “Restricted Services” means the manufacture, sale, or distribution of the Restricted Products and/or any other services that the Company, 123 Investments or any of their respective Subsidiaries and/or any of their Affiliates is researching, developing, performing and/or providing at any time during the three years prior to the Applicable Date of Determination in the software solutions industry.

Every provision of this Section 4.5.3 is intended to be severable. If, in any jurisdiction, any term or provision of this Section 4.5.3 is determined to be invalid or unenforceable, (a) the remaining terms and provisions of this Section 4.5.3 shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If any court shall determine that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Section 4.5.3 is unreasonable or unenforceable, the Parties, cooperating in good faith, shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances (and if despite such good faith efforts the Parties are unable to mutually agree upon reduced or modified covenants or restrictions, the applicable court having jurisdiction thereof shall prescribe appropriately limited or modified covenants or restricted) and, as so reduced or modified, the Parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. If a court determines that any provision of this Section 4.5.3 is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Section 4.5.3 shall not be affected thereby, and shall remain in full force and effect.

The covenants and undertakings contained in this Section 4.5.3 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 4.5.3 will cause irreparable injury to the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 4.5.3 will be inadequate. Therefore, the Company will be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction, in the event of any breach of this Section 4.5.3, without the necessity of proving actual damages, posting any bond or surety. The rights and remedies provided by this Section 4.5.3 are cumulative and in addition to any other rights and remedies which the Company may have hereunder or at law or in equity.

4.5.4 The 123 Investments Shareholders shall use their best efforts to procure that, between the date of signing of this Agreement and Closing, and for a period of one (1) year after Closing, none of the 123 Investments’ key employees, namely, Stephen Buck, Patrick Bywater, Anil Patel, Sarah Lambourne, Jason Holt, Chloe Sherwood and Lucas Rossington terminates his or her employment with 123 Investments.

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4.5.5 As soon as practically possible and in any case no later than fourteen (14) days after funds become available to the Company, the Company shall make available and provide to 123 Investments a loan by way of a revolving credit facility of US$3,000,000, (the “Credit Facility”) on purely commercial terms, arrived at on an arm’s length basis, for a period of three (3) years, to be drawn down by 123 Investments in full within the first eighteen (18) months constituting the first (1st) half of such period. If 123 Investments suffers a delay of more than fourteen (14) days after the Uplisting, in the availability and provision of such revolving credit facility, 123 Investments shall have the right to arrange a similar facility, with the Company undertaking to provide the requisite security interest and collateral for such facility, which may include the Company and its Subsidiaries becoming guarantors for such facility, the filing of UCC-1 financing statements, filings with the United States Copyright Office, the United States Patent and Trademark Office, and the records of any applicable county or jurisdiction where other assets or collateral may be located, perfecting a security interest in the assets of the Company and its Subsidiaries to secure such facility. If there is any delay in the availability of such facility after the Company has access to funds, thereby delaying the execution of the Business Plan (as defined in the Shareholders Agreement) post the Uplisting, then the Earnout Requirement as defined in Section 3.4.1 will be deemed to have been met and the Parties shall agree in good faith, in writing, of a corresponding downward adjustment in the performance targets set out in Part 1 of the Annex to the Shareholders Agreement.

4.5.6 The 123 Investments Shareholders shall be subject to the terms and conditions of the Shareholders Agreement, Voting Agreement and Lock-Up Agreement.

ARTICLE V.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

5.1. Ownership of 123 Investments. Prior to the Closing Date, the 123 Investments Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the 123 Investments Shareholders are the owners of One Hundred Percent (100%) of the outstanding securities of 123 Investments.

5.2. Accuracy of Representations and Performance of Covenants. The representations and warranties made by 123 Investments and the 123 Investments Shareholders in this Agreement were true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). 123 Investments and the 123 Investments Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by 123 Investments or the 123 Investments Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of 123 Investments and dated the Closing Date, to the foregoing effect.

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5.3. Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of 123 Investments to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of 123 Investments threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the 123 Investments Schedules, by or against 123 Investments, which might result in any material adverse change in any of the assets, properties, business, or operations of 123 Investments.

5.4. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of 123 Investments and its Subsidiaries, taken as a whole, nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

5.5. Approval by 123 Investments. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by 123 Investments and the 123 Investments Shareholders. The Directors of 123 Investments shall have approved the transactions contemplated by this Agreement.

5.6. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

5.7. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and 123 Investments after the Closing Date on the basis as presently operated shall have been obtained.

5.8. Due Diligence. The Company shall have conducted due diligence on 123 Investments and verified among other things, the rights and liabilities associated with the assets and operations of 123 Investments (the “Due Diligence”), which Due Diligence shall be satisfactory to the Company in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Company, the Company shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Company whatsoever up until the Closing Date. 123 Investments agrees to afford to the officers and authorized representatives of the Company, reasonable access to the properties, books and records of 123 Investments, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of 123 Investments and will furnish the Company with such additional financial and operating data and other information as to the business, operations and assets of 123 Investments as the Company shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

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5.9. Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF 123 INVESTMENTS AND THE 123 INVESTMENTS SHAREHOLDERS

The obligations of 123 Investments and the 123 Investments Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by 123 Investments and the 123 Investments Shareholders, in writing:

6.1. Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. 123 Investments shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

6.2. Officer’s Certificate. 123 Investments shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

6.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be reasonably unacceptable by 123 Investments or the 123 Investments Shareholders.

6.4. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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6.5. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and 123 Investments after the Closing Date on the basis as presently operated shall have been obtained.

6.6. Certificate of Designations. The Board of the Company shall have approved, and the Company shall have filed with the Secretary of State of Nevada, the Certificate of Designations.

6.7. Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VII.

LIMITATION OF LIABILITY AND INDEMNIFICATION

7.1. Limitation of Liability.

Notwithstanding anything to the contrary in this Agreement, the total liability of 123 Investments and 123 Investments Shareholders under this Agreement or otherwise shall not exceed the value of the Holdback Shares, and the Company or any Company Indemnified Person (as defined below) shall only have the right to withhold Holdback Shares as a Holdback Forfeiture to satisfy any such liability, and 123 Investments and the 123 Investments Shareholders shall not have any obligation to pay such liability in cash or other consideration (the “Liability Limitation”). Furthermore, the 123 Investments Shareholders and 123 Investments shall not be liable for any liabilities, claims or Losses raised after the third year anniversary of this Agreement. The limitation of liability in this Article 7.1 shall apply to any and all claims that arise directly or indirectly from anything contained in this Agreement, including but not limited to any representations, covenants and warranties provided in Article 1 and for any and all damages, claims, penalties or losses including but not limited to the Losses defined in Sections 7.2, 7.3 and the penalties defined in Section 4.5.2. For the avoidance of doubt, any Holdback Forfeiture shall not affect the Company’s obligations to issue the remaining Holdback Shares (net of the Holdback Forfeiture).

7.2. Indemnification by the 123 Investments Shareholders. Subject to the provisions of this Article and Article 7.1 above, the 123 Investments Shareholders jointly and severally agree to indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as the“Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of 123 Investments or the 123 Investments Shareholders or any other Party (other than the Company) under this Agreement or any Exhibit or Schedule hereto or under any other Transaction Document; (b) any action taken by 123 Investments or the 123 Investments Shareholders prior to the Closing Date, or the operations of 123 Investments prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of 123 Investments or the 123 Investments Shareholders in this Agreement or any Exhibit or Schedule hereto or under any other Transaction Document; (d) the breach of any representation, warranty or covenant of 123 Investments or the 123 Investments Shareholders in this Agreement or any Exhibit or Schedule hereto or under any other Transaction Document; or (e) any liabilities of 123 Investments which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that 123 Investments and the 123 Investments Shareholders will not be liable under clause (d) of this Section7.2 unless the aggregate amount of Losses exceeds US$25,000 (the “Threshold”), in which event 123 Investments or 123 Investments Shareholders shall be liable for Losses from the first dollar, up to, including and exceeding the amount of the Threshold, subject to the Liability Limitation. “Losses” as used in this Article are limited to matters asserted by third parties. Payment shall be a condition precedent to recovery of indemnification for Losses.

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7.3 Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the 123 Investments Shareholders (the “123 Investments Indemnified Persons”), harmless from and against any and all Losses that any 123 Investments Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement; (b) any action taken by 123 Investments and/or the operations of 123 Investments after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 1.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section7.3 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold, subject to the Liability Limitation. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of 123 Investments or the 123 Investments Shareholders following the Closing for any matter whatsoever.

7.4 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect up until the third anniversary of the Closing Date.

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7.5 Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or 123 Investments Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or 123 Investments Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

7.6 Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

7.7 Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

7.8 Right to Set Off. In the event that the Company shall have a claim against any 123 Investments Shareholder for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any 123 Investments Shareholder, against any amounts due such 123 Investments Shareholder hereunder, or any other agreement or understanding by and between the Company and any 123 Investments Shareholder, including, but not limited to the Holdback Shares. For the purposes of such Set Off, the Company Securities will be valued at the Agreed Value.

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7.9 Materiality Scrape. For the purposes of determining (a) whether any breach of any representation or warranty contained in this Agreement has occurred, and (b) the amount of Loss resulting from any such breach, the determination shall, in each case, be made without references to the terms “material,” “materiality,” “Material Adverse Change,” “material adverse effect” or other similar qualifications as to materiality (other than specific monetary thresholds) contained in any such representation or warranty.

7.10 No Consequential Damages. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO PARTY WILL BE LIABLE TO THE OTHER PARTIES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES SUFFERED BY SUCH PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY SUCH CLAIM. NOTHING CONTAINED IN THIS SECTION WILL LIMIT EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR (i) WILLFUL OR INTENTIONAL MISCONDUCT (INCLUDING GROSS NEGLIGENCE) OR (ii) BODILY INJURY, DEATH, OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY.

8

CONFIDENTIALITY

8.1 Confidentiality. At all times after the Closing, the 123 Investments Shareholders shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, 123 Investments, or 123 Investments’ property, including, but not limited to, its Intellectual Property, including, without limitation, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of 123 Investments, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

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8.2 Enforceability.

8.2.1 It is the desire and intent of the Parties that the provisions of ARTICLE VIII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE VIII shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE VIII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 8.2 in the particular jurisdiction in which such adjudication is made. 123 Investments and each 123 Investments Shareholder agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by 123 Investments or any 123 Investments Shareholder of the provisions of ARTICLE VIII, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, 123 Investments and the 123 Investments Shareholders agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

8.2.2 The undertakings and covenants of 123 Investments and the 123 Investments Shareholders contained in ARTICLE VIII are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

9

DEFINITIONS

9.1 Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

9.1.1 “123 Investments EBITDA” means 123 Investments Net Profit, plus (a) interest expense, (c) taxes, (c) depreciation and (d) amortization, based on the internally prepared financial statements of 123 Investments, as reasonably acceptable to the Company, as of and for such applicable period, determined in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied.

9.1.2 “123 Investments Net Profit” means an amount (not less than zero) determined as of the end of any applicable period of determination, by subtracting (a) the sum of 123 Investments’ direct expenses associated with such revenues, whether paid or accrued, based on the internally prepared financial statements of 123 Investments, as reasonably acceptable to the Company, as of and for such applicable period, determined in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied, from (b) the sum of (A) any cash revenues of 123 Investments for such applicable period of determination; and (B) the Company Offsetting Expenses.

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9.1.3 “123 Investments Parties” means collectively 123 Investments and its Subsidiaries.

9.1.4 “2026 123 Investments EBITDA” means 123 Investments EBITDA for the Earnout Period.

9.1.5 “2026 123 Investments Net Profit” means 123 Investments Net Profit for the Earnout Period.

9.1.6 “123 Investments” or “123 Investments Limited” means and include 123 Investments Limited and its wholly owned subsidiaries I)- Moda Concessions Limited, II)- Direct Footwear Limited, III)- MIP Stores 1975 Limited, IV)- MIP Trading 1975 Limited, V)- MIP Online 1975 Limited, VI) - MIP Employees 1975 Limited. VII)-Bonded Trading Ltd, VIII)- Retailer Harrogate 002 Ltd, IX)- Retailer Ilkley 006 Ltd, X)- Retailer Chester 012 Ltd, XI)- Retailer York 017 Limited, XII)- Retailer Manchester 027 Limited, Retailer Amersham 067 Limited, XIII)- Retailer Henley 123 Limited, XIV)- Retailer Cirencester 137 Limited, XV)- MIP Stores Guildford 173 Ltd, XVI)- Retailer Belfast 174 Ltd, XVII)- MIP Stores Leeds VQ 1975 (197) LTD, XVIII)-MIP Meadowhall 1975 (176) Ltd, XIX)- MIP Lakeside 177 Ltd, XX)- Shoon Street Lane Ltd, XXI)- MIP Stanmore 215 Ltd, XXII)- Brightlark Limited, XXIII)- BSoleful Limited.

9.1.7 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of 123 Investments, each 123 Investments Shareholder is considered an Affiliate of 123 Investments.

9.1.8 “Agreement” means this Share Exchange Agreement, including all exhibits hereto, including, but not limited to the Shareholders Agreement, Voting Agreement and Lock-Up Agreement.

9.1.9 “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Reno, Nevada, are authorized or required to be closed for business.

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9.1.10 “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

9.1.11 “Closing Sales Price” means the last sales price of the Company Common Stock on the Principal Market as reported by NASDAQ.com (or a comparable reporting service of national reputation)(collectively, “NASDAQ.com”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by NASDAQ.com, or, if no such price is reported for such security by NASDAQ.com, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by OTC Markets, in each case for such date or, if such date was not a Trading Day for such security, on the last date that was a Trading Day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by the Company.

9.1.12 “Company Offsetting Expenses” means those expenses of 123 Investments which relate solely to the Company, and which in the reasonable determination of the Company would not be incurred by 123 Investments if it was not majority owned by the Company. For example only, the incremental costs associated with 123 Investments’ compliance with PCAOB auditing requirements over those costs associated with a non-PCAOB auditing requirement shall be included in Company Offsetting Expenses.

9.1.13 “Certificate of Designations” means that certain Certificate of Designations of GlobalTech Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of Its Convertible Series A Preferred Stock, in the form of Exhibit C hereto.

9.1.14 “Credit Facility Deadline” means January 15, 2026, plus the Untimely Financial Delay Days, if any.

9.1.15 “Directors” means the (i) Board of Directors of a corporation; (ii) the Managers of a limited liability company, if manager managed and the Members of a limited liability company, if member managed; or (iii) the General Partner of a partnership, as applicable, or in each case similar management personnel of the applicable entity, which are authorized to govern the entity and have authority to approve and adopt, among other things, this Agreement and the terms and conditions hereof.

9.1.16 “Earnout Consideration” means $1,000,000.

9.1.17 “Earnout End Date” means December 31, 2026.

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9.1.18 “Earnout Period” means the calendar year ended December 31, 2026.

9.1.19 “EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, which can be searched pursuant to the instructions in Section 1.19.4.

9.1.20 “Effective Date” means November 24, 2025.

9.1.21 “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

9.1.22 “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety.

9.1.23 “Exchange” means either (a) The Nasdaq Capital Market; (b) Nasdaq Global Market; or (c) NYSE American.

9.1.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.1.25 “FCPA” means the U.S. Foreign Corrupt Practices Act.

9.1.26 “Financial Delivery Date” means the date that the 123 Investments Shareholders have delivered to the Company, (i) PCAOB audited financial statements of 123 Investments for the years ended January 28, 2025 and 2024; (ii) PCAOB reviewed financial statements of 123 Investments for the three and six months ended July 31, 2025 and 2024, or such later period as is then due pursuant to the applicable rules of the Securities and Exchange Commission; and (iii) pro forma financial statements showing the acquisition of 123 Investments by the Company, in such form and with such disclosures as required by the Securities and Exchange Commission for inclusion in a registration statement filed pursuant to the Securities Act, as reasonably determined by the Company.

9.1.27 “Five Day 2026 Year End Closing Price” means the average of the Closing Sales Prices of the Company Common Stock on the last five Trading Days of calendar 2026.

9.1.28 “GBP” means British Pounds or Pounds Sterling.

9.1.29 “Governing Documents” of an entity means the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

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9.1.30 “Governmental Body” means any:

9.1.30.1 nation, state, county, city, town, borough, village, district or other jurisdiction;

9.1.30.2 federal, state, local, municipal, foreign or other government;

9.1.30.3 governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

9.1.30.4 multinational organization or body;

9.1.30.5 body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

9.1.30.6 official of any of the foregoing.

9.1.31 “Holdback Shares” means 9,200 shares of Series A Convertible Preferred Stock of the Company.

9.1.32 “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.22.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of 123 Investments) including those set forth in Schedule 1.22.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

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9.1.33 “Knowledge” means that:

9.1.33.1 A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter or should have been aware of such fact or other matter after reasonable inquiry.

9.1.33.2 A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above) or should have been aware of such fact or other matter after reasonable inquiry.

9.1.34 “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

9.1.35 “Leased Real Property” means the parcels of real property of which 123 Investments and/or its Subsidiaries are the lessee (together with all fixtures and improvements thereon).

9.1.36 “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

9.1.37 “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

9.1.38 “Lock-Up Agreement” means that certain Lock-Up and Leakout Agreement to be entered into between each of the 123 Investments Shareholders and the Company, in the form of Exhibit F hereto.

9.1.39 “Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with such other events, circumstances, changes, developments or effects, has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the applicable Party and any subsidiaries, taken as a whole.

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9.1.40 “One Year Anniversary”, means the one year anniversary of the Closing Date, or if such date is not a Business Day, the first Business Day thereafter.

9.1.41 “Owned Real Property” means the real property of which any Company is fee title owner (together with all fixtures and improvements thereon), if any.

9.1.42 “PCAOB” means U.S. Public Company Accounting Oversight Board.

9.1.43 “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

9.1.44 “Post-Closing Company Securities” means the Holdback Shares, less the value of any Holdback Shares subject to Set Off as described in Section 7.8 hereof.

9.1.45 “Principal Market” means the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, New York Stock Exchange, NYSE American, the OTCQB, OTCQX, or OTC Pink Sheets, whichever is at the time the principal trading exchange or market for the Company Common Stock, based upon share volume.

9.1.46 “SEC” means the United States Securities and Exchange Commission.

9.1.47 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9.1.48 “Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company with those rights and preferences as are set forth in the Certificate of Designations.

9.1.49 “Shareholders Agreement” means a Shareholders Agreement entered into between the Company and each of the 123 Investments Shareholders in the form of Exhibit D hereto.

9.1.50 “Simple Majority” means 123 Investments Shareholders holding a majority of the 123 Investments Stock immediately prior to the Closing Date.

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9.1.51 “Trading Day” means any day on which the Company Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Company Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Company Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Company Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

9.1.52 “Transaction Documents” means this Agreement, the Shareholders Agreement, Voting Agreement, Certificate of Designations and Lock-Up Agreement.

9.1.53 “Representatives” means, with respect to a Person, such Person’s parents/owners/members/shareholders/partners, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

9.1.54 “Required Uplisting Date” means December 31, 2025, plus the Untimely Financial Delay Days, if any.

9.1.55 “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

9.1.56 “Untimely Financial Delay Days” means the number of calendar days between September 30, 2025, and the Financial Delivery Date, counting day 1 as October 1, 2025, and the Financial Delivery Date as the last day of such period.

9.1.57 “Uplisting Date” means the date that the Company’s common stock is approved for listing on, and commences trading on, an Exchange.

9.1.58 “U.S.” means the United States of America.

9.1.59 “US$” or “$” means United States dollars.

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9.1.60 “Voting Agreement” means that certain Voting Agreement, between each of the 123 Investments Shareholders and Babar Ali Syed and Muhammad Azhar Saeed, in the form of Exhibit E hereto.

9.2 Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

9.2.1 The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

9.2.2 Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

9.2.3 Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

9.2.4 References to any gender include the other genders.

9.2.5 The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

9.2.6 The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.2.7 The terms “day” and “days” mean and refer to calendar day(s).

9.2.8 The terms “year” and “years” mean and refer to calendar year(s).

9.2.9 Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

9.2.10 In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

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9.2.11 All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

10

MISCELLANEOUS

10.1 Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company and the 123 Investments Shareholders, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

10.2 Equitable Adjustments. All Company Securities shall be subject to equitable adjustment in accordance with dividends payable in stock on such Company Common Stock, stock splits, stock combinations, and other similar events affecting the Company Common Stock).

10.3 Governing Law, Arbitration and Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A.

(b) The Parties shall first attempt to amicably resolve within thirty (30) days any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, through mutual discussions carried out in good faith between any one or both of the 123 Investments Shareholders along with 123 Investments on the one hand, and the Company, on the other hand. If such dispute, controversy of claim is not resolved within the thirty (30) day time limit referred to in the preceding sentence, then the Parties shall appoint a third party mediator to resolve the deadlock, it being acknowledged and agreed that such mediation shall be in accordance with an internationally recognized model procedure, such as the Center for Effective Dispute Resolution (CEDR), and shall be completed within thirty (30) days. The Parties shall refer any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof that has not been resolved in accordance with the preceding two sentences to arbitration in Paris, France, in accordance with the Arbitration Rules of the International Chamber of Commerce for the time being in force (the “Rules”), which are deemed to be incorporated by reference into this Section 10.3(b). The arbitral tribunal shall consist of three arbitrators, appointed in accordance with the Rules. The arbitration shall be conducted in English. Costs of the arbitration shall be split equally between the Parties. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute the Parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Agreement. An award made by the arbitral tribunal pursuant to an arbitration in accordance with this Section 10.3(b) shall be treated as final and binding on the Parties and enforceable in accordance with all applicable laws.

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(c) Subject to sub-clause (b) above of this Section 10.3, the Courts at Reno, Nevada, shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.

10.4 Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 10.4, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 10.4, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the addresses specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be sent:

if to the Company, to:

GlobalTech Corporation

Attn: Dana F. Green or Muhammad Azhar Saeed

3550 Barron Way Suit No13, Reno, NV 89511 USA

Phone: +1(775) 636-3132

Email: d.green@globaltechcorporation.com       /  azhar@globaltechcorporation.com

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone:+1 (713) 524-4110

Email: dloev@loevlaw.com; john@loevlaw.com

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if to 123 Investments, to:

123 Investments Limited

Attn: Stephen Buck and John Patrick Bywater

34 Roundhay Road

Leeds, England L571AB

Phone: 0113 2007300 / 07875 757575____________

Email: SAB@modainpelle.com / Patrick@modainpelle.com

with a copy to (which shall not constitute notice hereunder):

Attn: Vincenzo Senatore

Giambrone & Partners LLP

12 Bridewell Place

London EC4V 6AP

Phone:+44 (0)207 183 9482

Email: v.senatore@giambronelaw.com

if to a 123 Investments Shareholder, to:

The address for notice set forth on the signature page hereof

10.5 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10.6 Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. 123 Investments and the 123 Investments Shareholders further agree and consent to the disclosure by the Company of any material information regarding 123 Investments and the 123 Investments Shareholders which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

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10.7 Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by 123 Investments or the 123 Investments Shareholders, managers, shareholders, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC, subject to prior approval by 123 Investments, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the Closing and prior to the Closing Date, 123 Investments shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

10.8 Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.9 Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement and 123 Investments and the 123 Investments Shareholders are deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

10.10 Third Party Beneficiaries. This contract is strictly between the Company, 123 Investments and the 123 Investments Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

10.11 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

10.12 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three (3) years, unless the terms of this Agreement provide for a longer period of survival.

10.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

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10.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

10.15 Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

10.16 Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

10.17 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.18 Independent Nature of Obligations and Rights. Except as expressly set forth herein, the obligations of each 123 Investments Shareholder under this Agreement are several and not joint with the obligations of any other 123 Investments Shareholder, and no 123 Investments Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other 123 Investments Shareholder under this Agreement. Nothing contained herein, and no action taken by any 123 Investments Shareholder pursuant hereto, shall be deemed to constitute the 123 Investments Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the 123 Investments Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each 123 Investments Shareholder has conducted its own diligence review. Each 123 Investments Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

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10.19 No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

10.20 Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

10.21 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

10.22 Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement and in negotiating this Agreement (collectively, “Transaction Expenses”).

10.23 Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

10.24 Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Page 58 of 60

Share Exchange Agreement

123 Investments, 123 Investments Shareholders and GlobalTech

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“COMPANY”
GLOBALTECH CORPORATION

By:	/s/ Dana F. Green

NAME:	DANA F GREEN

TITLE:	CHIEF EXECUTIVE OFFICER

“123 INVESTMENTS”
123 INVESTMENTS LIMITED
By:	/s/ Stephen Buck

NAME:	STEPHEN BUCK

TITLE:	DIRECTOR

[Signature Pages of 123 Investments Shareholders Follow On Attached Pages]

Page 59 of 60

Share Exchange Agreement

123 Investments, 123 Investments Shareholders and GlobalTech

“123 INVESTMENTS SHAREHOLDERS”

By:	/s/ Stephen Buck

STEPHEN BUCK

92 Ordinary £1 Shares Owned; 39 Ordinary £1 Shares being sold to the Company pursuant to this Agreement (8.26% of the equity)

27,022 Ordinary 1p Shares Owned (£270.22); 18,172 (£181.72) Ordinary 1p Shares being sold to the company pursuant to this Agreement (38.5% of the equity)

8,578 A Ordinary 1p Shares Owned, 0 A Ordinary being sold to the Company pursuant to this Agreement

Address for notice:

34 Roundhay Road, Leeds, England L571AB

By:	/s/ John Patrick Bywater

JOHN PATRICK BYWATER

24 Ordinary £1 Shares Owned; 20 Ordinary £1 Shares being sold to the Company pursuant to this Agreement (4.24% of the equity)

Address for notice:_

34 Roundhay Road, Leeds, England L571AB

Page 60 of 60

EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____  INDIVIDUAL OWNERSHIP (one signature required)

_____  TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____  PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____  CORPORATION (please include a certified corporate resolution authorizing signature)

_____  LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Such Shareholder desires to appear in the records of the Company

________________________________________________________________________

Please print here the exact address

Such Shareholder desires to appear in the records of the Company

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Securities To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:____________________

EXHIBIT B

CERTIFICATE OF ACCREDITED INVESTOR STATUS

By signing below, the undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). This Certificate of Accredited Investor Status forms a part of that certain Share Exchange Agreement dated on or around November 24, 2025, by and between GlobalTech Corporation (the “Company”), 123 Investments Limited (“123 Investments”), and the shareholders of 123 Investments (the “Exchange Agreement”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Exchange Agreement.

The undersigned has initialed the line below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”. The representation and confirmation below shall be effective for all purposes as of the Closing Date, as defined in the Exchange Agreement (the “Applicable Date”) pursuant to the terms of the Purchase Agreement. The Company and its attorneys and representatives shall be able to rely on this Certificate of Accredited Investor Status for any and all purposes. The undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor”, due to the fact that he, she or it is:

_______

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______

an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_______

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse or spousal equivalent, at the time of this purchase exceeds US$1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Applicable Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Applicable Date;

_______

a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with the undersigned’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code; or

_______	an entity (other than a trust) in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

Page 1 of 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status on ____________, 2025.

Name:

By:
Signature

Printed Name of Signatory (if entity):

Title:
(required for any stockholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

Page 2 of 2

EXHIBIT C

Certificate of Designations of GlobalTech Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of Its Convertible Series A Preferred Stock

[See attached].

EXHIBIT D

Form of Shareholders Agreement

[See attached].

EXHIBIT E

Form of Voting Agreement

[See attached].

EXHIBIT F

Form of Lock-Up and Leakout Agreement

[See attached].